EXHIBIT 23.1
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of DynaGen, Inc. (the "Company") of our report dated February 11, 2000, except for Note 13 as to which the date is March 20, 2000 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.


                                                        /s/ Wolf & Company, P.C.
                                                        ------------------------
                                                        WOLF & COMPANY, P.C.



Boston, Massachusetts
September 18, 2000